Exhibit 99.1

Unilife Appoints Rosemary Crane and Duane DeSisto to its Board of

Directors; Unilife Announces Date of 2016 Annual Meeting

YORK, PA, October 31, 2016 / PR Newswire/ — Unilife Corporation (“Unilife” or the “Company”) (NASDAQ: UNIS; ASX: UNS) announced that Rosemary A. Crane and Duane M. DeSisto have joined the Company’s Board of Directors. The Company also announced that its annual meeting of stockholders will be held on Thursday, December 15, 2016 at 4:00 p.m. U.S. ET.

“Rose and Duane are outstanding additions to our Board,” commented Mary Kate Wold, Unilife’s Board Chair. “Rose and Duane each has a proven track record of leading successful life sciences organizations. In particular, Rose brings a wealth of leadership, sales, and marketing expertise and insights; and Duane has led the successful development of drug delivery systems. Rose’s and Duane’s impressive accomplishments and experience will make them vital contributors in guiding our growth strategy.”

Ms. Crane has previously served as President and Chief Executive Officer of Epocrates, Inc., and prior to leading Epocrates, she held senior executive positions at Johnson & Johnson, including Group Chairman, OTC & Nutritional Group, Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals, and Executive Vice President of Global Marketing for the Pharmaceutical Group. Ms. Crane has also served in executive roles at Bristol-Myers Squibb, including President of U.S. Primary Care and President of Global Marketing and Consumer Products. She presently serves as a Director of Teva Pharmaceuticals and as Vice Chairman of the Board of Zealand Pharma A/S. Ms. Crane received her MBA from Kent State University and her BA in Communications and English from the State University of New York.

Ms. Crane commented, “Serving on the Unilife Board is a great opportunity for me to share my experience in the life science industry with Unilife, and I look forward to working with Unilife’s Board and management team to move the Company ahead.”

Mr. DeSisto served as the President and Chief Executive Officer of Insulet Corporation from 2003 to 2014, after serving as Insulet’s Acting Chief Executive Officer and Chief Financial Officer and Treasurer. Prior to his executive roles at Insulet, Mr. DeSisto was President, Chief Executive Officer and Chief Financial Officer of PaperExchange.com, Inc., Chief Financial Officer of FGX International Holdings Limited (formerly AAI-Foster Grant, Inc.), and Chief Financial Officer of ZOLL Medical Corporation. Mr. DeSisto received his MBA from Bryant College and his BS from Providence College.

“I am enthusiastic about joining Unilife at this important inflection point for the Company. I look forward to bringing my experience in growing a successful drug delivery device organization to the Unilife team,” commented Mr. DeSisto. “I am also looking forward to working with Unilife’s strong Board and talented management team as they execute on their significant market opportunity.”

“Our executive team is delighted by the additions of Rose and Duane to the Unilife Board of Directors,” commented John Ryan, Unilife’s President and Chief Executive Officer. “Rose and Duane each bring deep industry knowledge and insights and executive leadership experience to Unilife, and I know they will be valuable assets in enhancing our leadership position in the wearable injector market.”

The Company’s Board of Directors was assisted by John Mitchell, Global Practice Managing Partner of Heidrick & Struggles’ Healthcare and Life Sciences Practice, in conducting the search for these new Directors.

Annual Meeting of Stockholders

Unilife‘s annual meeting of stockholders will be held on Thursday, December 15, 2016, at 4:00 p.m., U.S. ET (8:00 a.m. AEDT on Friday, December 16, 2016), at One Liberty Place, 1650 Market Street, Suite 2800, Philadelphia, PA 19103. The meeting will be broadcast via the Investor Relations section of our website www.unilife.com as a “live” listen only webcast.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in Unilife’s prospectus supplement, dated as of and filed with the U.S. Securities and Exchange Commission on February 22, 2016, and those described from time to time in other reports which we file with the U.S. Securities and Exchange Commission.

General: UNIS-G

Investor Contact (US):

Jeremy Feffer

Unilife Corporation

+1-717-384-3450

investors@unilife.com

Investor Contact (Australia):

Jeff Carter

Unilife Corporation

+61 2 8346 6500